Exhibit 99(e)

        Certification under Rule 466

        The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

        (1)   That it previously had filed a registration statement on Form F-6 (Credit Suisse Group 333-13926) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

        (2)   That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary
By:	/s/ PAUL MARTIN Paul Martin Vice President
By:	/s/ WILLIAM FAHEY William Fahey Vice President